Exhibit 99.1

Press Release

Investor & Media Contact:

Michelle Spolver

Fortinet, Inc.

408-486-7837

mspolver@fortinet.com

Fortinet Announces Third Quarter 2010 Financial Results

•	Billings of $94.7 million, up 33% year over year
•	Revenues of $85.0 million, up 29% year over year
•	Product revenue of $35.9 million, up 41% year over year
•	GAAP EPS of $0.18
•	Non-GAAP EPS of $0.17
•	Free cash flow of $31.5 million

SUNNYVALE, Calif. – October 21, 2010 – Fortinet® (NASDAQ: FTNT) – a leading network security provider and the worldwide leader of unified threat management (UTM) solutions – today announced financial results for the third quarter ended September 30, 2010.

Financial Highlights for the Third Quarter of 2010

•

Billings[1]: Total billings were $94.7 million for the third quarter of 2010, an increase of 33% compared to the third quarter of 2009. We define billings, a non-GAAP financial measure, as revenue recognized during the period plus the change in deferred revenue from the beginning to the end of the period.

•

Revenue: Total revenue was $85.0 million for the third quarter of 2010, an increase of 29% compared to the third quarter of 2009. Within total revenue, product revenue was $35.9 million, an increase of 41% compared to the third quarter of 2009. Services revenue was $44.5 million, an increase of 21% compared to the third quarter of 2009. Ratable product and services revenue was $4.5 million, an increase of 26% compared to the third quarter of 2009.

•	Deferred Revenue: Deferred revenue was $235.3 million as of September 30, 2010, an increase of 24% compared to deferred revenue as of September 30, 2009, and up $9.7 million from June 30, 2010.

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A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

•

Cash and Cash Flow: As of September 30, 2010, cash, cash equivalents and investments were $352.3 million, compared to $309.0 million as of June 30, 2010. Cash flow from operations was $32.2 million for the third quarter of 2010, compared to $15.9 million for the third quarter of 2009. In the third quarter of 2010, free cash flow was $31.5 million, compared to $14.6 million for the third quarter of 2009. We define free cash flow, a non-GAAP financial measure of liquidity, as net cash provided by operating activities less capital expenditures.[1]

•	GAAP Operating Income: GAAP operating income was $18.2 million for the third quarter of 2010, representing a GAAP operating margin of 21% and an increase of 88% compared to the third quarter of 2009.

•

Non-GAAP[1] Operating Income: Non-GAAP operating income was $20.6 million for the third quarter of 2010, representing a non-GAAP operating margin of 24% and an increase of 76% compared to the third quarter of 2009. Non-GAAP operating income and operating margin exclude stock-based compensation expense and, for the third quarter of 2009, non-cash asset acquisition related write-offs. Non-cash asset acquisition related write-offs consist of intangible assets that have no future value but exclude ongoing amortization of intangible assets that provide an ongoing benefit to our recurring operations.

•

GAAP Net Income and EPS: GAAP net income was $14.0 million for the third quarter of 2010, based on tax expense of 23% of pre-tax income as a result of bringing the year-to-date effective tax rate to 29%. This compares to $7.9 million for the third quarter of 2009 based on a 21% tax rate. GAAP EPS was $0.18 for the third quarter of 2010, based on 77.9 million weighted-average diluted shares outstanding, compared to $0.10 for the third quarter of 2009, based on 64.2 million weighted-average diluted shares outstanding. GAAP EPS for the third quarter of 2009 was based on net income attributable to common stockholders of $6.4 million (after reducing net income by $1.5 million which was allocated to our participating preferred stock that converted into common stock at the time of our IPO).

•

Non-GAAP[1] Net Income and EPS: Non-GAAP net income was $13.5 million for the third quarter of 2010, based on a 35% tax rate. This compares to $9.2 million of non-GAAP net income for the third quarter of 2009, based on a 24% tax rate. Non-GAAP EPS was $0.17 for the third quarter of 2010 based on 77.9 million weighted-average diluted shares outstanding, compared to $0.14 for the third quarter of 2009 based on 64.2 million weighted-average diluted shares outstanding. Non-GAAP net income excludes stock-based compensation expense, non-cash asset acquisition related write-offs (for the third quarter of 2009) and the related tax effects. Non-GAAP EPS for the third quarter of 2009 was based on non-GAAP net income of $9.2 million, which includes the income allocated to our participating preferred stock of $1.5 million.

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A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Management Commentary:

Ken Xie, founder, president and chief executive officer of Fortinet, stated: “Our ability to execute across all verticals and geographies drove our strong performance this quarter, as we once again proved to be the partner of choice for many large enterprises seeking a complete UTM solution. We continue to demonstrate our value proposition, gain market share, and grow our customer base. Furthermore, our focus on security innovation is yielding tangible results, as the introduction of new cutting edge solutions, including our highly differentiated FortiGate-3950B, FortiGate-1240B and FortiAP appliances are resonating well with our customers and further differentiating us in the market.”

Ken Goldman, chief financial officer of Fortinet, stated: “We are very pleased with our third quarter results, which marks the fourth consecutive quarter as a publicly traded company that we have exceeded our expectations in terms of billings, revenue and profitability. We are excited about the momentum in our business and the robust demand for network security and UTM solutions, and will continue to invest significantly in the near term to strengthen our sales and support infrastructure, as well as our research and development capabilities in order to support our growth.”

Conference Call Details

Fortinet will host a conference call today, October 21, 2010, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the Company’s financial results. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 16168970. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of Fortinet’s website at http://investor.fortinet.com and a replay will be archived and accessible at: http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through November 4, 2010, by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international). The replay passcode is 16168970.

Following Fortinet’s earnings conference call, the Company will host an additional question-and-answer session at 3:30 p.m. Pacific Time (6:30 p.m. Eastern Time) to provide an opportunity for financial analysts to ask more detailed product and financial questions. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 16170554. This follow-up call will be webcast live and accessible at http://investor.fortinet.com, and will be archived and available after the call at http://investor.fortinet.com/events.cfm. A replay of this conference call will also be available through November 4, 2010 at (800) 642-1687 (domestic) or (706) 645-9291 (international). The replay passcode is 16170554.

About Fortinet (www.fortinet.com)

Fortinet (NASDAQ: FTNT) is a worldwide provider of network security appliances and the market leader in unified threat management (UTM). Our products and subscription services provide broad, integrated and high-performance protection against dynamic security threats while simplifying the IT security infrastructure. Our customers include enterprises, service providers and government entities worldwide, including the majority of the 2009 Fortune Global 100. Fortinet’s flagship FortiGate® product delivers ASIC-accelerated performance and integrates multiple layers of security designed to help protect against application and network threats. Fortinet’s broad product line goes beyond UTM to help secure the extended enterprise — from endpoints, to the perimeter and the core, including databases and applications. Fortinet is headquartered in Sunnyvale, Calif., with offices around the world.

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Copyright © 2010 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet’s trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiDB and FortiWeb. Other trademarks belong to their respective owners.

FTNT-F

Forward-looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding our continued growth in market share and customer acquisitions, business momentum and demand for network security and UTM solutions and our plans to invest to strengthen our sales and support infrastructure and our research and development capabilities to support growth. Although Fortinet attempts to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; specific economic risks in different geographies and among different customer segments; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains; risks associated with successful implementation of multiple integrated software products and other product functionality risks; execution risks around new product introductions and innovation; the ability to attract and retain personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; risks associated with the adoption of, and demand for, the UTM model; and the other risk factors set forth from time to time in our filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Fortinet’s investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures

Fortinet has provided in this release financial information that has not been prepared in accordance with GAAP. Fortinet uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Fortinet’s ongoing operational performance. Fortinet believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Fortinet’s industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. Fortinet considers billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of Fortinet’s business, and has historically represented a majority of the quarterly revenue that Fortinet recognizes. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, Fortinet may calculate billings in a manner that is different from peer companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenues and evaluating billings together with revenues calculated in accordance with GAAP.

Free Cash Flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Fortinet is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Our management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” in our Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Fortinet has computed free cash flow using the same consistent method from quarter to quarter and year to year.

Non-GAAP operating income and operating margin. We define non-GAAP operating income as operating income plus stock-based compensation expense and non-cash asset acquisition related write-offs for the third quarter of 2009. Non-cash asset acquisition related write-offs include intangible assets that have no future value but exclude ongoing amortization of intangible assets that provide an ongoing benefit to our recurring operations. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenue. Fortinet considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense so that Fortinet’s management and investors can compare Fortinet’s recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP. First, non-GAAP operating income excludes stock-based compensation expense. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in Fortinet’s business. Second, stock-based compensation is an important part of our employees’ compensation and impacts their performance. Third, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific

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information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.

Non-GAAP net income and EPS. We define non-GAAP net income as net income plus stock-based compensation expense and non-cash asset acquisition related write-offs (for the third quarter of 2009), less the related tax effects for both periods presented. We define non-GAAP EPS as non-GAAP net income divided by the weighted-average outstanding shares, on a fully-diluted basis and, for the third quarter of 2009, we define non-GAAP EPS as including the premium paid on the repurchase of convertible preferred stock and income allocated to participating securities before dividing that amount by the weighted-average outstanding shares, on a fully diluted basis. We consider these non-GAAP financial measures to be a useful metric for management and investors for the same reasons that Fortinet uses non-GAAP operating income and non-GAAP operating margin. However, in order to provide a complete picture of our recurring core business operating results, we exclude from non-GAAP net income and non-GAAP EPS the tax effects associated with stock-based compensation and, for the third quarter of 2009, the non-cash asset acquisition related write-offs. We used a 35 percent effective tax rate to calculate non-GAAP net income for the third quarter of 2010. We believe the 35 percent effective tax rate is a reasonable estimate of a long-term normalized tax rate under our global operating structure. Our effective tax rate for the third quarter of 2009 was 24 percent which reflects only our foreign tax provision as our US operations had net operating losses to offset any taxable income. The same limitations described above regarding Fortinet’s use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP EPS. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income and EPS calculated in accordance with GAAP.

FORTINET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$77,139	$212,458
Short-term investments	215,151	47,856
Accounts receivable, net of allowance for doubtful accounts of $303 and $367, respectively	59,562	54,551
Inventory	11,284	10,649
Deferred tax asset	9,876	9,652
Prepaid expenses and other current assets	5,705	3,100
Deferred cost of revenues	3,888	3,951

Total current assets	382,605	342,217

PROPERTY AND EQUIPMENT — Net	6,797	6,387

DEFERRED COST OF REVENUES — Noncurrent	6,081	5,743

DEFERRED TAX ASSET — Noncurrent	31,671	31,671

LONG-TERM INVESTMENTS	60,054	—

OTHER ASSETS	1,239	1,195

TOTAL ASSETS	$488,447	$387,213

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$9,766	$10,987
Accrued liabilities	15,638	15,050
Accrued payroll and compensation	18,398	13,991
Deferred revenue	158,430	140,537

Total current liabilities	202,232	180,565

DEFERRED REVENUE — Noncurrent	76,820	61,393
OTHER NON-CURRENT LIABILITIES	2,944	2,803

Total liabilities	281,996	244,761

STOCKHOLDERS’ EQUITY:
Common stock	74	67
Additional paid-in-capital	242,165	204,268
Treasury stock — common	(2,995)	(2,995)
Accumulated other comprehensive income	2,075	1,084
Accumulated deficit	(34,868)	(59,972)

Total stockholders’ equity	206,451	142,452

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$488,447	$387,213

FORTINET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
REVENUE:
Product	$35,913	$25,550	$94,060	$69,327
Services	44,527	36,712	124,116	101,758
Ratable product and services	4,531	3,602	12,921	10,318

Total revenue	84,971	65,864	231,097	181,403

COST OF REVENUE:
Product*	13,263	10,428	36,399	29,049
Services*	6,565	5,550	19,851	15,955
Ratable product and services	1,615	1,455	4,733	4,062

Total cost of revenue	21,443	17,433	60,983	49,066

GROSS PROFIT:
Product	22,650	15,122	57,661	40,278
Services	37,962	31,162	104,265	85,803
Ratable product and services	2,916	2,147	8,188	6,256

Total gross profit	63,528	48,431	170,114	132,337

OPERATING EXPENSES:
Research and development*	12,389	10,797	36,999	31,207
Sales and marketing*	26,987	23,468	81,487	69,572
General and administrative*	5,993	4,490	16,985	13,678

Total operating expenses	45,369	38,755	135,471	114,457

OPERATING INCOME	18,159	9,676	34,643	17,880

INTEREST INCOME	514	428	1,181	1,677

OTHER INCOME (EXPENSE) — NET	(402)	(64)	(565)	148

INCOME BEFORE INCOME TAXES	18,271	10,040	35,259	19,705

PROVISION FOR INCOME TAXES	4,254	2,151	10,155	3,466

NET INCOME	14,017	7,889	25,104	16,239

Premium paid on repurchase of convertible preferred shares	—	—	—	(9,266)

Income allocated to participating securities	—	(1,499)	—	(4,496)

Net income attributable to common stockholders	$14,017	$6,390	$25,104	$2,477

Net income per share:
Basic	$0.20	$0.11	$0.36	$0.04

Diluted	$0.18	$0.10	$0.33	$0.04

Weighted-average shares outstanding:
Basic	71,836	58,288	69,188	58,258

Diluted	77,921	64,167	76,645	64,181

* Includes stock-based compensation expense as follows:
Cost of product revenue	$26	$25	$76	$76
Cost of services revenue	242	169	684	465
Research and development	600	516	1,741	1,392
Sales and marketing	1,017	767	2,780	2,103
General and administrative	549	459	1,565	1,243

	$2,434	$1,936	$6,846	$5,279

FORTINET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$14,017	$7,889	$25,104	$16,239
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,391	1,475	4,233	4,322
Write-off of intangible assets	—	444	—	1,075
Gain on disposal of fixed assets	14	—	14	—
Amortization of investment premiums	2,221	397	4,934	853
Stock-based compensation	2,434	1,936	6,846	5,279
Excess tax benefit from employee stock option plans	(539)	(113)	(4,191)	(113)
Changes in operating assets and liabilities:
Accounts receivable — net	244	(568)	(5,011)	1,932
Inventory	187	(1,483)	(2,815)	(1,552)
Deferred tax assets	(6)	(6)	(8)	(6)
Prepaid expenses and other current assets	(1,371)	(55)	(2,905)	(357)
Deferred cost of revenues	(51)	(532)	(274)	(926)
Other assets	116	62	50	200
Accounts payable	(3,041)	460	(689)	1,083
Accrued liabilities	1,428	457	1,711	159
Accrued payroll and compensation	1,626	(495)	4,312	(689)
Deferred revenue	9,729	5,307	33,321	18,758
Income taxes payable	3,794	688	7,327	(501)

Net cash provided by operating activities	32,193	15,863	71,959	45,756

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investments	(120,189)	(34,603)	(311,995)	(118,662)
Maturities and sales of investments	35,921	40,595	80,097	107,283
Purchase of property and equipment	(671)	(1,242)	(2,900)	(4,253)
Payments made in connection with asset acquisition, net	—	(900)	—	(900)

Net cash provided by (used in) investing activities	(84,939)	3,850	(234,798)	(16,532)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	11,351	912	23,892	1,908
Offering costs paid in connection with Initial Public Offering	—	—	(872)	—
Repurchase of convertible preferred stock	—	—	—	(12,768)
Repurchase of common stock	—	—	—	(2,995)
Restricted cash	(4)	—	(4)	—
Excess tax benefit from employee stock option plans	539	113	4,191	113

Net cash provided by (used in) financing activities	11,886	1,025	27,207	(13,742)

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	1,564	1,676	313	2,180

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(39,296)	22,414	(135,319)	17,662
CASH AND CASH EQUIVALENTS — Beginning of period	116,435	51,819	212,458	56,571

CASH AND CASH EQUIVALENTS — End of period	$77,139	$74,233	$77,139	$74,233

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures

(in thousands, except per share amounts)

(unaudited)

Reconciliation of GAAP revenue to billings

	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Total revenue	$84,971	$65,864	$231,097	$181,403
Increase in deferred revenue	9,729	5,307	33,321	18,758

Total billings (Non-GAAP)	$94,700	$71,171	$264,418	$200,161

Reconciliation of cash provided by operating activities to free cash flow

	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Net cash provided by operating activities	$32,193	$15,863	$71,959	$45,756
Less purchases of property and equipment	(671)	(1,242)	(2,900)	(4,253)

Free cash flow (Non-GAAP)	$31,522	$14,621	$69,059	$41,503

Net cash provided by (used in) investing activities*	$(84,939)	$3,850	$(234,798)	$(16,532)

Net cash provided by (used in) financing activities	$11,886	$1,025	$27,207	$(13,742)

*	includes purchases of property and equipment.

Reconciliation of GAAP to non-GAAP operating income, operating margin, net income and net income per share.

	Three Months Ended September 30, 2010				Three Months Ended September 30, 2009
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Operating Income	$18,159	2,434	(a)	$20,593	$9,676	2,029	(b)	$11,705

Operating Margin	21.4%			24.2%	14.7%			17.8%

		2,434	(a)			2,029	(b)
		(2,993	)(c)			(714	)(c)

Net Income	$14,017	(559)		$13,458	$7,889	1,315		$9,204
Income allocated to participating securities	—	—		—	$(1,499)	1,499	(d)	—

Net income attributable to common stockholders	$14,017			$13,458	$6,390			$9,204

Net income per share - diluted	$0.18			$0.17	$0.10			$0.14

Shares used in per share calculation - diluted	77,921			77,921	64,167			64,167

(a)	To eliminate $2.4 million of stock-based compensation expense in the three months ended September 30, 2010.
(b)	To eliminate $1.9 million of stock-based compensation expense and $0.1 million of non-cash acquisition related charges in the three months ended September 30, 2009.
(c)	To eliminate the tax effects related to expenses noted in (a) and (b).
(d)	To adjust net income attributable to common shareholders for the portion of current year earnings allocated to participating securities.

Reconciliation of GAAP to non-GAAP operating income, operating margin, net income and net income per share.

	Nine Months Ended September 30, 2010				Nine Months Ended September 30, 2009
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Operating Income	$34,643	6,846	(a)	$41,489	$17,880	6,003	(b)	$23,883

Operating Margin	15.0%			18.0%	9.9%			13.2%

		6,846	(a)			6,003	(b)
		(4,582	)(c)			(976	)(c)

Net Income	$25,104	2,264		$27,368	$16,239	5,027		$21,266
Premium paid on repurchase of convertible preferred shares	—	—		—	(9,266)	9,266	(d)	—
Income allocated to participating securities	—	—		—	(4,496)	4,496	(e)	—

Net income attributable to common stockholders	$25,104			$27,368	$2,477			$21,266

Net income per share - diluted	$0.33			$0.36	$0.04			$0.33

Shares used in per share calculation - diluted	76,645			76,645	64,181			64,181

(a)	To eliminate $6.8 million of stock-based compensation expense in the nine months ended September 30, 2010.
(b)	To eliminate $5.3 million of stock-based compensation expense and $0.7 million of non-cash acquisition related charges in the nine months ended September 30, 2009.
(c)	To eliminate the tax effects related to expenses noted in (a) and (b).
(d)	To adjust net income attributable to common shareholders for the premium paid on repurchase of convertible preferred stock.
(e)	To adjust net income attributable to common shareholders for the portion of current year earnings allocated to participating securities.